EXHIBIT 16.1

September 23, 2016

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Rentech, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Rentech, Inc. dated September 20, 2016.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP, 601 South Figueroa Street, Los Angeles, California  90017-5743

T:  (213) 356-6000, F:  (813) 637-4444, www.pwc.com